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                      AMES DEPARTMENT STORES, INC.             Exhibit 20
                        OCTOBER RESULTS VS. PLAN                Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                        October, 1996      Fiscal 1996 YTD
                                          Actual Plan (a)   Actual Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents          $20.5    $21.9    $14.2    $14.2

Cash Flow from Operations:
   Net Income (Loss)                         1.8      0.4     (2.1)   (10.2)
   Non-Cash Income Tax Exp (Ben)             0.7      0.2     (0.9)    (4.3)
   Other                                     0.8      0.6      3.1      3.5
                                        ------------------------------------
Cash Provided by (Used in) Operations        3.3      1.2      0.1    (11.0)

Changes in Working Capital:
   FIFO Inventory (increase) decrease      (35.8)   (29.7)  (156.6)  (159.9)
   Trade Payables increase (decrease)       46.8      6.3    105.8     66.2
   All Other                                (8.9)   (11.3)   (37.0)   (43.2)
                                        ------------------------------------
Net Changes in Working Capital               2.1    (34.7)   (87.8)  (136.9)

Capital Expenditures                        (1.5)    (1.5)   (15.3)   (17.4)

Other:
   Short-Term Borrow.(Pymnts)- Revolver     (2.6)    30.0    137.2    190.7
   Capital Lease Payments                   (0.3)    (0.3)    (2.8)    (2.8)
   Long-Term Debt Payments                  (0.2)       -    (12.3)   (12.3)
   Restructuring and Other                  (0.4)    (0.4)   (11.4)    (7.4)
   Financing Fee Payments                   (0.3)    (0.3)    (1.3)    (1.2)
                                        ------------------------------------
Total Other                                 (3.8)    29.0    109.4    167.0
                                        ------------------------------------

Increase (Decrease) in Cash & Cash Equiv     0.1     (6.0)     6.4      1.7
                                        ------------------------------------

Ending Cash & Cash Equivalents             $20.6    $15.9    $20.6    $15.9
                                        ====================================

(a)As reported on Form 8-K dated June 11, 1996


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